                                                                   Exhibit B-107


                          INSTRUMENTO PARTICULAR DE CONSTITUICAO DE
                      SOCIEDADE COMERCIAL POR QUOTAS DE RESPONSABILIDADE
                                     LIMITADA DENOMINADA

                                    HIE BRASIL RIO SUL LTDA.

Pelo presente instrumento particular, os abaixo-assinados:

a. HIE BRASIL LTDA., empresa constituida e existente de acordo com as leis da Republica Federativa do Brasil, com sede em Sao Paulo, Estado de Sao Paulo, a Rua Libero Badaro, 293 - 19(GRADOS) andar, conjunto A, sala 3, Centro, CEP 01095-900, inscrita no CGC/MF sob no 01.958.017/0001-19, com seus atos constitutivos registrados na Junta Comercial do Estado de Sao Paulo, em 08.07.97, sob o NIRE no 35.214.625.205, neste ato representada por seu Diretor, Valter Matta, brasileiro, solteiro, advogado, portador da Cedula de Identidade RG no 11.535.819-SSP/SP e inscrito no CPF/MF sob no 063.726.418-52, residente e domiciliado em Sao Paulo, Estado de Sao Paulo, a Rua Cardoso de Almeida, 1155, apto. 12, Perdizes, CEP 05013-001; e,

b.   STEVEN HENRY SCHULER, norte-americano, solteiro, administrador, portador da Cedula de Identidade RNE no V186.178-X emitida pela SPMAF/SR/RJ, e inscrito no CPF/MF sob no 053.228.897-10, residente e domiciliado no Rio de Janeiro, Estado do Rio de Janeiro, a Rua da Gloria, 290-5(GRADOS) andar, Gloria, CEP 20.241-180,

CONSTITUEM, COMO DE FATO CONSTITUIDO TEM, UMA SOCIEDADE COMERCIAL POR QUOTAS DE RESPONSABILIDADE LIMITADA, QUE SERA REGIDA PELAS SEGUINTES CLAUSULAS E
CONDICOES:

                         "CONTRATO SOCIAL DA HIE BRASIL RIO SUL LTDA."

                                         CAPITULO I

                         DA DENOMINACAO, SEDE, OBJETO SOCIAL E DURACAO

CLAUSULA 1(a)  A Sociedade funcionara sob a denominacao social de HIE BRASIL RIO
               SUL LTDA., regendo-se pelo presente Contrato Social e pelas disposicoes legais que lhe forem aplicaveis.



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                             SECRETARIA DA JUSTICA
                     JUNTA COMERCIAL DO ESTADO DE SAO PAULO
             [ILLEGIBLE] - Certifico que esta documente [ILLEGIBLE]
                  sob numero a data [ILLEGIBLE] mecanicamenie

             [SELLO]                      /s/ Romano Cristiano
                                          --------------------
                                          ROMANO, CRISTIANO
                                          Secretario Gerail

PARAGRAFO UNICO     A Sociedade somente podera utilizar em sua denominacao
                    social ou de qualquer outra forma o nome "HIE" ou qualquer expressao derivada, enquanto a socia HIE BRASIL LTDA. tiver, direta ou indiretamente, participacao de, pelo menos, 50%
                    (cinquenta porcento) do capital social.

CLAUSULA 2(a)   A Sociedade tem sede a Avenida Paulista, 1499, 21(GRADOS)
                andar - sala P, na Cidade de Sao Paulo, Estado de Sao Paulo.

PARAGRAFO UNICO     A Sociedade podera, mediante resolucao dos quotistas, abrir
                    e encerrar filiais e escritorios no territorio nacional ou no exterior, atribuindo a cada estabelecimento um capital em separado para fins legais.

CLAUSULA 3(a)   A Sociedade tem como objeto social, a participacao em outras sociedades comerciais ou civis, na qualidade de socia, acionista ou quotista, no Brasil e/ou no exterior.

CLAUSULA 4(a)   A Sociedade tera prazo indeterminado de duracao.

                                        CAPITULO II

                                        DO CAPITAL

CLAUSULA 5(a)   O capital da Sociedade e de R$ 1.000,00 (hum mil reais),
                dividido em 1.000 (mil) quotas no valor de R$ 1,00 (um real) cada uma, distribuidas entre as quotistas da seguinte forma:

                (a) HIE BRASIL LTDA. e titular de 999 (novecentas e noventa e nove) quotas, no valor total de R$ 999,00 (novecentos e noventa e nove reais); e,

                (b) STEVEN HENRY SCHULER e titular de 1 (uma) quota, no valor total de R$ 1,00 (um real)

                             SECRETARIA DA JUSTICA
                     JUNTA COMERCIAL DO ESTADO DE SAO PAULO
             [ILLEGIBLE] - Certifico que esta documente [ILLEGIBLE]
                  sob numero a data [ILLEGIBLE] mecanicamenie

             [SELLO]                      /s/ Romano Cristiano
                                          --------------------
                                          ROMANO, CRISTIANO
                                          Secretario Gerail

PARAGRAFO 1(GRADOS)  O capital social subscrito sera totalmente integralizado em dinheiro dentro do prazo de ate 1 (hum) ano a contar da data de assinatura deste Contrato Social.

PARAGRAFO 2(GRADOS)  A responsabilidade das quotistas e limitada ao valor total do capital social.

PARAGRAFO 3(GRADOS)  Cada quota dara direito a um voto nas deliberacoes sociais.

                                  CAPITULO III

                                DA ADMINISTRACAO

CLAUSULA 6(a)  A Sociedade sera gerida e administrada pelo socio-quotista STEVEN
               HENRY SCHULER, que sera designado Gerente-Delegado ou Diretor.

PARAGRAFO UNICO      A remuneracao do Gerente-Delegado sera fixada pelos
                     quotistas.

CLAUSULA 7(a)  O Gerente-Delegado ficara encarregado da administracao dos negocios da Sociedade e tera amplos poderes para praticar quaisquer atos necessarios ou convenientes para esse fim.

CLAUSULA 8(a)  O Gerente-Delegado, em acrescimo aos poderes gerais conferidos pela Clausula 7(a), e investido de poderes para assinar todos os atos e documentos que envolvam qualquer responsabilidade ou obrigacao financeira por parte da Sociedade, tais como escrituras de qualquer especie, cheques, notas promissorias, letras de cambio, ordens de pagamento, instrumentos que representem dividas em geral, contratos, inclusive contratos de emprestimo e quaisquer outros documentos aqui nao especificados.

PARAGRAFO 1(GRADOS)  As procuracoes outorgadas em nome da Sociedade deverao ser sempre assinadas pelo Gerente-Delegado, e especificarao detalhadamente os poderes que estao sendo outorgados, vedado o substabelecimento, e terao prazo de validade determinado, sob pena

                             SECRETARIA DA JUSTICA
                     JUNTA COMERCIAL DO ESTADO DE SAO PAULO
             [ILLEGIBLE] - Certifico que esta documente [ILLEGIBLE]
                  sob numero a data [ILLEGIBLE] mecanicamenie

             [SELLO]                      /s/ Romano Cristiano
                                          --------------------
                                          ROMANO, CRISTIANO
                                          Secretario Gerail
                      de serem declaradas nulas, exceto as procuracoes contendo clausula "ad judicia", que poderao ter prazo indeterminado.

PARAGRAFO 2(GRADOS)   Os atos de quaisquer quotistas, gerente-delegado,
                      empregados ou procuradores da Sociedade, que envolverem a Sociedade em qualquer obrigacao relacionada a negocios ou operacoes estranhas ao objeto social, tais como fiancas, avais, endossos ou garantias de qualquer natureza em favor de terceiros, sao expressamente vedados e serao considerados nulos e ineficazes, nao produzindo qualquer efeito em relacao a Sociedade.

                                   CAPITULO V

                           DA TRANSFERENCIA DE QUOTAS

CLAUSULA 9(a)  As quotas da Sociedade e os direitos ou prerrogativas correspondentes nao poderao ser objeto de venda, transferencia, cessao, penhor ou dispostas de qualquer outra forma salvo mediante previa aprovacao por escrito da quotista HIE BRASIL LTDA.

                                   CAPITULO VI

          DA FALENCIA, CONCORDATA, DISSOLUCAO OU RETIRADA DE QUOTISTA

CLAUSULA 10    A falencia,  concordata,  dissolucao  ou retirada de uma
               quotista nao resultara na liquidacao da Sociedade, que continuara com os quotistas remanescentes.

PARAGRAFO UNICO       Se a Sociedade tiver apenas dois quotistas, na hipotese
                      de retirada de um deles, a Sociedade nao sera liquidada; em tais circunstancias, o quotista remanescente podera indicar um terceiro antes da retirada do outro quotista, para receber parte de suas quotas, a fim de evitar a dissolucao da Sociedade.

                             SECRETARIA DA JUSTICA
                     JUNTA COMERCIAL DO ESTADO DE SAO PAULO
             [ILLEGIBLE] - Certifico que esta documente [ILLEGIBLE]
                  sob numero a data [ILLEGIBLE] mecanicamenie

             [SELLO]                      /s/ Romano Cristiano
                                          --------------------
                                          ROMANO, CRISTIANO
                                          Secretario Gerail

CLAUSULA 11  O valor de cada quota pertencente ao quotista falido, concordatario, dissolvido ou retirante sera determinado mediante divisao do valor do patrimonio liquido da Sociedade, conforme refletido em seu Balanco Geral mais recente, pelo numero total de quotas da Sociedade entao existentes. A importancia apurada dessa forma sera paga ao quotista ou a seu liquidante, a seus herdeiros ou esposa, conforme o caso, em 24 (vinte e quatro) prestacoes iguais mensais, corrigidas monetariamente, a primeira vencendo 60 (sessenta) dias apos ser estabelecido o valor das referidas quotas,
             o que devera ocorrer no prazo de 60 (sessenta) dias a contar da data do recebimento da notificacao, por escrito, de quaisquer dos eventos relacionados na Clausula 10 acima.

                                  CAPITULO VII

              DO EXERCICIO SOCIAL, DOS LUCROS E DAS DEMONSTRACOES
                                  FINANCEIRAS

CLAUSULA 12  O exercicio social coincide com o ano civil. No final de cada exercicio social, serao levantados um Belanco Geral e a conta de lucros e perdas. Uma copia de tais documentos devera ser enviada a cada um dos quotistas ate o dia 31 de marco de cada ano.

CLAUSULA 13  Os lucros liquidos anuais de Sociedade terao a destinacao que vier a ser determinada pelas quotistas em Reuniao Ordinaria de Quotistas. Qualquer distribuicao de lucros aos quotistas sera feita proporcionalmente, em relacao as quotas do capital social por eles detidas. Os quotistas nao terao quaisquer direitos quanto aos lucros, em sua totalidade ou a parte dos mesmos, ate que seja adotada uma resolucao determinando sua destinacao.

PARAGRAFO UNICO  Os dividendos serao pagos 30 (trinta) dias a contar da data da deliberacao da Reuniao Ordinaria de Quotistas que autorizar tal distribuicao. Os dividendos poderao ser creditados na conta de qualquer dos quotistas que assim o requisitar por escrito. Os dividendos nao retirados nao terao direito ao acrescimo de quaisquer juros e/ou correcao monetaria, sendo que apos 5 (cinco) anos, tais dividendos passarao a compor os ativos da Sociedade.

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                             SECRETARIA DA JUSTICA
                     JUNTA COMERCIAL DO ESTADO DE SAO PAULO
             [ILLEGIBLE] - Certifico que esta documente [ILLEGIBLE]
                  sob numero a data [ILLEGIBLE] mecanicamenie

             [SELLO]                      /s/ Romano Cristiano
                                          --------------------
                                          ROMANO, CRISTIANO
                                          Secretario Gerail

CLAUSULA 14 Desde que previamente autorizados pelos quotistas, os Diretores poderao elaborar Balancos Gerais intermediarios, elaborados em bases mensais, trimestrais ou semestrais e distribuir os lucros correspondentes a esses periodos, inferiores a 1 (um) ano.

                                 CAPITULO VIII

                                 DA LIQUIDACAO

CLAUSULA 15 A Sociedade entrara em liquidacao nos casos previstos em lei e mediante decisao dos quotistas representando a maioria absoluta do capital social da Sociedade.

CLAUSULA 16 Na hipotese de liquidacao ou dissolucao da Sociedade, o liquidante sera designado pelo quotista que represente a maioria absoluta do capital social da Sociedade. Nesse caso, os ativos serao utilizados para quitar os debitos pendentes da Sociedade. Os ativos remanescentes, se houver, serao distribuidos entre os quotistas, na proporcao do numero de quotas por eles detidas.

                                 CAPITULO IX

                               DISPOSICOES GERAIS

CLAUSULA 17 Todas as questoes que nao estiverem especificamente contempladas neste Contrato Social serao regidas pelo Decreto no 3.708, de
            10 de janeiro de 1919, e, se aplicavel, pela Lei no 6.404, de
            15 de dezembro de 1976.

CLAUSULA 18 A declaracao de invalidade, no todo ou em parte, de qualquer dispositivo deste Contrato Social nao afetara a validade ou exequibilidade de qualquer outro dispositivo ou da parte remanescente do mesmo dispositivo.

CLAUSULA 19 O presente Contrato Social podera ser livremente alterado a qualquer tempo, por deliberacao de quotistas representando a maioria absoluta do

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                             SECRETARIA DA JUSTICA
                     JUNTA COMERCIAL DO ESTADO DE SAO PAULO
             [ILLEGIBLE] - Certifico que esta documente [ILLEGIBLE]
                  sob numero a data [ILLEGIBLE] mecanicamenie

             [SELLO]                      /s/ Romano Cristiano
                                          --------------------
                                          ROMANO, CRISTIANO
                                          Secretario Gerail
             capital social da Sociedade, sendo licita a exclusao de qualquer dos quotistas, nestas condicoes.

CLAUSULA 20  Todas as disputas e controversias decorrentes deste Contrato Social serao submetidas ao foro da Comarca da Capital do Estado de
             Sao Paulo."

O Gerente-Delegado ora nomeado declara, sob as penas da Lei, nao estar impedido para o exercicio do comercio.

E, por estarem assim justas e contratadas, as partes assinam este instrumento em 3 (tres) vias de igual teor e efeito, na presenca das 2 (duas) testemunhas abaixo-subscritas.

                                       Sao Paulo, 30 de setembro de 1997

QUOTISTAS                              /s/ [ILLEGIBLE]
                                       -----------------------------------------
                                       HIE BRASIL LTDA.

                                       /s/ Steven H. Schuler
                                       -----------------------------------------
                                       STEVEN HENRY SCHULER

GERENTE-DELEGADO                       /s/ Steven H. Schuler
                                       -----------------------------------------
                                       STEVEN HENRY SCHULER

Testemunhas:

1.  /s/ [ILLEGIBLE]
    ------------------------------
    Nome: [ILLEGIBLE]
    RG no  7615763-55T/5T-19/07/73
    CPF/MF no  574.461.998-49

    /s/ [ILLEGIBLE]
    ------------------------------
    Nome: ENZA PEZZOTI M. RAMOS
    RG no  5493041-8 SSP-SP-2/8/P3
    CPF/MF no  323512328/87

                                       Visto do advogado responsavel:

                                       /s/ Marcelo Trussardi Paolini
                                       -----------------------------------------
                                       Marcelo Trussardi Paolini
                                       OAB/SP no 114.336

                             SECRETARIA DA JUSTICA
                     JUNTA COMERCIAL DO ESTADO DE SAO PAULO
             [ILLEGIBLE] - Certifico que esta documente [ILLEGIBLE]
                  sob numero a data (ILLEGIBLE) mecanicamenie

             [SELLO]                      /s/ Romano Cristiano
                                          --------------------
                                          ROMANO, CRISTIANO
                                          Secretario Gerail